Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:
-Registration Statements (Form S-3 No. 333-191809, Form S-4 No. 333-201956 and Forms S-8 No. 333-211802, 333-204435, 333-138745 and 333-239362) of Luna Innovations Incorporated;
of our report dated March 16, 2023, with respect to the consolidated financial statements of Luna Innovations Incorporated, included in this Annual Report (Form 10-K) of Luna Innovations Incorporated for the year ended December 31, 2022.
/s/ Ernst & Young LLP
Richmond, Virginia
March 16, 2023